Exhibit 1.1

CHASE ISSUANCE TRUST

CHASESERIES

CLASS A(2016-4) NOTES

TERMS AGREEMENT

Dated: July 20, 2016

To:       CHASE BANK USA, NATIONAL ASSOCIATION (the “Bank”)

Re:       Amended and Restated Underwriting Agreement dated May 25, 2016 (the “Underwriting Agreement”)

Series Designation: CHASEseries

Underwriters:

The Underwriters named on Schedule I attached hereto are the “Underwriters” for the purpose of this Terms Agreement (this “Agreement”) and for the purposes of the above referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein in its entirety and made a part hereof.

Terms of the Class A(2016-4)Notes:

Initial Principal Amount	Interest Rate or Formula	Price to Public

$850,000,000	1.49% per annum	99.98331%

Interest Payment Dates: The 15th of each calendar month or if that day is not a Business Day, as defined in the Indenture, the next succeeding Business Day, commencing August 15, 2016.

Indenture: The Fourth Amended and Restated Indenture, dated as of January 20, 2016, as amended, between Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee, and acknowledged and accepted by the Bank, as Servicer.

Asset Pool One Supplement: The Third Amended and Restated Asset Pool One Supplement, dated as of January 20, 2016, as amended, between Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent, and acknowledged and accepted by the Bank, as Servicer and Administrator.

Indenture Supplement: The Second Amended and Restated CHASEseries Indenture Supplement, dated as of January 20, 2016, between Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent.

Terms Document: The Class A(2016-4) Terms Document, to be dated as of July 27, 2016, between Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent.

Transfer and Servicing Agreement: The Fourth Amended and Restated Transfer and Servicing Agreement, dated as of January 20, 2016, as amended, among Chase Card Funding LLC, as Transferor, the Bank, as Servicer, Chase Issuance Trust, as Issuing Entity, and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent.

Receivables Purchase Agreement: The Receivables Purchase Agreement, dated as of January 20, 2016, between Chase Card Funding LLC and the Bank.

Purchase Price: The purchase price payable by the Underwriters for the Notes covered by this Agreement will be the following percentage of the principal amounts to be issued:

Per Class A(2016-4) Notes: 99.70831%

Registration Statements:   333-208503 and 333-208503-01

Preliminary Prospectus:   Preliminary Prospectus, dated July 15, 2016.

Underwriting Discounts and Commissions, Selling Concessions and Reallowance:

The Underwriters’ discounts and commissions, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Class A(2016-4) Notes, shall be as follows:

Underwriting Discounts and Commissions	Selling Concessions	Reallowance
0.27500%	0.16500%	0.08250%

Underwriters’ Information: The information furnished by the Underwriters through the Representative for purposes of subsection 9(a) of the Underwriting Agreement consists of the chart and the second, third and eleventh paragraphs under the heading “Underwriting” in the Prospectus.

Most Recent Quarterly Filing Date: May 2, 2016.

Closing Date: Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Underwriters, the Bank, the Depositor and the Issuing Entity hereby agree that the Closing Date shall be July 27, 2016 at 10:00 a.m., New York Time.

Time of Sale: 4:03 p.m. (New York Time) on July 20, 2016.

Location of Closing: Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036.

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Underwriters’ Foreign Jurisdiction Distributions:

Pursuant to subsection 15(c) of the Underwriting Agreement, each Underwriter agrees to provide the Issuing Entity, after the Closing Date, with a list of any foreign jurisdictions to which that Underwriter delivered a written confirmation in connection with its sale of Notes (it being expressly understood, for the avoidance of doubt, that this provision relates only to the initial distribution of the Notes, and not to secondary market sales).

Payment for the Notes:

The Underwriters agree, severally and not jointly, subject to the terms and provisions of the above referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the above referenced Series of Notes set forth opposite their names on Schedule I hereto.

Limitation on Liability: It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company (“WTC”), not individually or personally but solely as Owner Trustee of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by WTC but is made and intended for the purpose of binding only the Issuing Entity, (c) nothing herein contained shall be construed as creating any liability on WTC, individually or personally, to perform any covenant either expressed or implied contained herein of the Issuing Entity, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTC has not verified and made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuing Entity in this Agreement and (e) under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Agreement or any other related documents.

Agreed Upon Procedures:

Subsection 8(III)(b)(ii) of the Underwriting Agreement is amended by deleting the existing subsection in its entirety and replacing it with the following:

(ii)

On or prior to the Closing Date, the Representative shall have received a letter of the Accountants, dated the filing date of the Prospectus, confirming that they are independent public accountants within the meaning of the Act and stating that the engagement to apply agreed upon procedures was performed in accordance with the standards established by the American Institute of Certified Public Accountants, and substantially in the form heretofore agreed and otherwise in form and in substance satisfactory to the Representative and its counsel (a “Black AUP Letter”).

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J.P. MORGAN SECURITIES LLC
As Representative of the
Underwriters named in
Schedule I hereto

By:	/s/ R. Eric Wiedelman
Name: R. Eric Wiedelman
Title: Managing Director

Accepted:

CHASE BANK USA, NATIONAL ASSOCIATION

By:	/s/ Patricia M. Garvey
Name: Patricia M. Garvey
Title: Managing Director

CHASE CARD FUNDING LLC

By:	/s/ Eve Ngan
Name: Eve Ngan
Title: Deputy Chief Executive Officer

CHASE ISSUANCE TRUST
By:	WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as Owner Trustee

By:	/s/ Jennifer A. Luce
Name: Jennifer A. Luce
Title: Vice President

Chase Issuance Trust

CHASEseries Class A(2016-4) Terms Agreement

SCHEDULE I

UNDERWRITERS

$850,000,000 Principal Amount of CHASEseries Class A(2016-4) Notes

Principal Amount
J.P. Morgan Securities LLC	$283,334,000
MUFG Securities Americas Inc.	$283,333,000
Wells Fargo Securities, LLC	$283,333,000
...................
Total	$850,000,000

Annex I

TIME OF SALE INFORMATION

•	Preliminary Prospectus, dated as of July 15, 2016.

ANNEX II

ISSUER FREE WRITING PROSPECTUSES

•	Ratings FWP, dated July 20, 2016.
•	Pricing FWP, dated July 20, 2016.